SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2010

SPECTRASCIENCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State of other jurisdiction of incorporation)	000-13092 (Commission File Number)	41-1448837 (I.R.S. Employer Identification No.)

11568-11 Sorrento Valley Road, San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 847-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2010, the Board of Directors of the Company elected Sheldon L. Miller, Esq. to the Board of Directors. Mr. Miller has not been, nor is expected to be nominated to any board committees. There have been no related party transactions entered into between Mr. Miller and the Company of the type required to be disclosed by applicable SEC regulations.

Upon election, Mr. Miller was granted a ten-year stock option to purchase 400,000 shares of the Company’s Common Stock at $0.24 per share, which was the closing price on the day of the grant. One third of the options are exercisable one year from the date of grant with one third of the number of options vesting on the anniversary date, thereafter.  The stock options will be fully vested on May 21, 2013.

A copy of the press release concerning this event (which contains biographical information about Mr. Miller) is filed as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated May 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2010	SPECTRASCIENCE, INC. By: /s/ James Hitchin
James Hitchin Its : Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated May 26, 2010